EXHIBIT 3.2

AMENDMENT TO
SECOND AMENDED AND RESTATED BY-LAWS
OF
SEARS HOLDINGS CORPORATION
A DELAWARE CORPORATION

ARTICLE I
STOCKHOLDERS’ MEETINGS

SECTION 1. PLACE OF MEETINGS. The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at such time and place, either within or without the State of Delaware as may from time to time be designated by the Board of Directors.
SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.
SECTION 3. SPECIAL STOCKHOLDERS’ MEETINGS. Special meetings of stockholders other than those regulated by statute may be called only by the Board of Directors, either by a Directors’ resolution or a written instrument signed by a majority of the Directors.
SECTION 4. NOTICE OF MEETINGS. Written notice of the time, place and purposes of a meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage prepaid.
SECTION 5. QUORUM. At all meetings of stockholders, except where it is otherwise provided by law, the holders of a majority of the outstanding shares entitled to vote, being present in person or represented by proxy, shall constitute a quorum for all purposes.
SECTION 6. INSPECTOR OF ELECTION. Prior to the annual meeting of stockholders, the Board of Directors and in the absence of the Board of Directors, the Chairman or Vice Chairman of the Board or the Chief Executive Officer (if one is designated) or the President shall appoint one or more Inspector of Election to act as inspectors at such meeting and at any meeting of stockholders which may be held during the ensuing year. It shall be the duty of Inspectors of Election to receive and classify all proxies as received, and check same with the record of stockholders entitled to vote at such meetings, to tabulate votes, and to report to the chairman of the meeting the total number of shares represented at the meeting in person or by proxy, and the result of the voting.

SECTION 7. VOTING. At all meetings of stockholders, every stockholder of record as of the applicable record date shall be entitled to vote, either in person or by proxy appointed by instrument in writing or by electronic means (telephone or internet), signed, or identified by the stockholder’s identification number or other unique identifier, as applicable, by such stockholder or such stockholder’s authorized agent. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, except as otherwise provided in the Certificate of Incorporation. A vote may be cast either orally or in writing, at the discretion of the chairman of the meeting.
SECTION 8. ADJOURNMENTS. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.
SECTION 9. CONDUCT OF BUSINESS. Only such business shall be conducted at a meeting of stockholders as is specified in the notice of meeting (or any supplement thereto) or as shall have been properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at such meeting. In addition to any other applicable requirements and limitations (including requirements of the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder with respect to inclusion of proposals in the Corporation’s proxy solicitation materials), for business to be properly brought before a meeting by a stockholder (other than the nomination of candidates for election as directors as provided in Article II, Section 2), notice thereof in writing must be delivered to the Secretary of the Corporation either by personal delivery or by United States certified mail, postage prepaid, (a) with respect to an annual meeting of stockholders, not later than the close of business ninety (90) days, and not earlier than the close of business one hundred and twenty (120) days, prior to the first anniversary of the preceding year’s annual meeting, provided, however, if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice must be so received not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of the annual meeting or the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made; and (b) with respect to a special meeting of stockholders, not later than the tenth (10th) day following the date on which public disclosure of the date of the meeting was made. A stockholder’s notice to the Secretary shall set forth as to any matter the stockholder proposes to bring before the meeting (a) the name and address of the stockholder, as they appear on the Corporation’s stock transfer books, and the name and address of any beneficial owner on whose behalf the proposal is being made, (b) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, and the reasons for conducting such business at the meeting, and (c) any material interest of the stockholder in such business. The chairman of the meeting may rule out of order any business not properly brought before the meeting in compliance with the foregoing procedures.

ARTICLE II
DIRECTORS
SECTION 1. NUMBER AND TERM OF OFFICE. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three (3) nor more than fifteen (15) and shall be determined in the manner set forth in the Certificate of Incorporation. At each annual meeting of stockholders, directors shall be elected by a plurality of the votes cast, to hold office until the next annual meeting and until their successors are elected and qualified, except as provided in the Certificate of Incorporation.
SECTION 2. NOMINATIONS OF DIRECTOR CANDIDATES. Nominations of candidates for election as directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations by a stockholder must be made by notice in writing delivered to the Secretary of the Corporation (a) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business ninety (90) days, and not earlier than the close of business one hundred and twenty (120) days, prior to the first anniversary of the preceding year’s annual meeting, provided, however, if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice must be so received not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of the annual meeting or the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made; and (b) with respect to an election to be held at a special meeting of stockholders, such notice by a stockholder must be not later than the tenth (10th) day following the date on which public disclosure of the date of the meeting was made. A stockholder’s notice to the Secretary shall set forth: (a) the name and address of the stockholder, as they appear on the Corporation’s stock transfer books, and the name and address of any beneficial owner on whose behalf the nomination is being made, (b) the name, age and business address of each nominee proposed in such notice, (c) such other information concerning each nominee as must be disclosed of nominees in proxy solicitations pursuant to proxy rules of the Securities and Exchange Commission, and (d) the written consent of each nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Stockholder’s compliance with the foregoing procedures shall not require the Corporation to include a proposed nominee in the Corporation’s proxy solicitation materials.
SECTION 3. REMOVAL OF DIRECTORS. Subject to the rights of holders of any series of preferred stock then outstanding, any director may be removed, with or without cause, from office at any time by stockholders in accordance with Delaware law.
SECTION 4. VACANCIES. Except as provided in the Certificate of Incorporation, any vacancy in the Board of Directors through death, resignation, disqualification or other cause, or because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, for a term of office continuing only until the next election of directors by the stockholders.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, either within or without the State of Delaware, at such time and at such place as may from time to time be determined by the Board of Directors, and no notice shall be required to be given of any regular meeting.
SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held, either within or without the State of Delaware, by resolution of the Board of Directors or whenever called by the Chairman or Vice Chairman of the Board, the Chief Executive Officer (if one is designated) or the President, or a Vice President or the Secretary of the Corporation, provided that notice thereof is given personally to the last known address of each director either by mail, not less than forty-eight (48) hours before such meeting, or by telephone or telegram, not less than twenty-four (24) hours before such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any director may waive notice of any special meeting.
SECTION 7. QUORUM AND VOTING. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business, except where otherwise provided by law or the Certificate of Incorporation or the By-Laws; but a majority of members present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board, unless the vote of a larger number is required by law or the Certificate of Incorporation or the By-Laws.
SECTION 8. ACTION OF DIRECTORS WITHOUT A MEETING. Except as otherwise provided by law, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.
SECTION 9. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman of the Board from among the members of the Board. If the Board of Directors has elected a Chairman of the Board, the Chairman shall preside at all meetings of stockholders and of the Board of Directors (other than executive sessions of the independent members of the Board of Directors) and shall perform such duties as may be designated by the Board of Directors.
SECTION 10. VICE CHAIRMAN OF THE BOARD. The Board of Directors may elect a Vice Chairman of the Board from among the members of the Board. If the Board of Directors has elected a Vice Chairman of the Board, the Vice Chairman shall perform such duties as may be designated by the Chairman of the Board, subject to the direction of the Board of Directors.
SECTION 11. OFFICE OF THE CHAIRMAN. The Office of the Chairman shall initially be composed of the Chairman of the Board, the Vice Chairman and Chief Executive Officer and the President and shall thereafter be composed of the Chairman of the Board and such other directors or officers of the Corporation selected by the Board of Directors. The purpose and responsibilities of the Office of the Chairman shall be to provide advice and counsel to the Chairman of the Board from time to time on matters affecting the Corporation and shall have such other purposes and responsibilities determined by the Board of Directors. To the fullest extent permitted by applicable law, the Office of the Chairman shall possess such powers and authority as may be necessary to carry out the foregoing purposes, and shall further possess all other power and authority as may be from time to time delegated to it by the Board of Directors.
SECTION 12. LEAD INDEPENDENT DIRECTOR. The independent members of the Board of the Directors may appoint a lead independent director from among the independent members of the Board of Directors who is chosen, unless determined otherwise by the independent members of the Board of Directors, by rotation among the respective chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors. The lead independent director shall preside over each executive session of the independent members of the Board of Directors.
ARTICLE III
OFFICERS
SECTION 1. SENIOR OFFICERS. The senior officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and, if so designated, a Chief Executive Officer. The Board of Directors and the Chairman of the Board shall each have power to add designations to the aforesaid offices and to create such other offices as each may from time to time deem expedient, and the Board of Directors shall, at some convenient time after each annual meeting, elect senior officers of the Corporation for the ensuing year.
SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall perform such duties as may be designated by the Board of Directors, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the Chief Executive Officer, the Board of Directors shall determine which other officer shall perform the duties of that office or establish an Office of the Chief Executive to perform such duties and designate the individuals who shall serve in such office from time to time.
SECTION 3. THE PRESIDENT. The President shall perform such duties as may be designated by the Board of Directors or the Chief Executive Officer (if one is designated), and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the President, the Board of Directors shall determine which other officer shall perform the duties of that office.
SECTION 4. THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as may be designated by the Chairman of the Board, the President or the Chief Executive Officer (if one is designated), subject to the direction of the Board of Directors. Any Vice President shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation.

SECTION 5. THE TREASURER. The Treasurer shall have the custody of and be responsible for all funds and securities of the Corporation, subject to the control of the Board of Directors. The Treasurer shall keep bank accounts in the name of the Corporation and shall exhibit the books and accounts to any director upon application at the principal office of the Corporation during ordinary business hours. The Treasurer shall perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors, and shall have authority to sign and endorse all notes, checks, drafts and other obligations of the Corporation.
SECTION 6. THE SECRETARY. The Secretary shall keep a record in proper books provided for that purpose of all the meetings and proceedings of the Board of Directors and the minutes of the stockholders’ meetings, and shall keep such other records and shall perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated) shall designate. The Secretary shall notify the directors and stockholders of their respective meetings, shall attend to the giving and serving of all notices of the Corporation, and shall in general do and perform all the duties pertaining to the office, subject to the control of the Board of Directors.
The Secretary shall keep a stock certificate book and transfer book at the office of the Corporation, or at such other place or places as may be chosen by the Board of Directors. The Secretary shall keep careful data from which a list of stockholders can be compiled, and shall furnish such list upon order of the Board of Directors. The Secretary shall have the custody of the seal of the Corporation, and shall attach the same to instruments required to be executed under the seal of the Corporation.
SECTION 7. DIVISIONAL AND OPERATIONS VICE PRESIDENTS AND JUNIOR OFFICERS. The Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated) may each elect such Divisional Vice Presidents and Operations Vice Presidents and such other junior officers as each may from time to time deem expedient. The Divisional Vice Presidents, Operations Vice Presidents and junior officers shall have such powers and authority and shall perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer (if one is designated) or the senior officer to whom they report. Any such junior officers shall not be considered corporate officers.
SECTION 8. REMOVAL. Any officer elected or appointed by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated) may be removed at any time by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated).
SECTION 9. VACANCIES. Vacancies among senior officers of the Corporation during the year may be filled for the unexpired portion of the term by the Board of Directors. In addition, vacancies among Vice Presidents during the year (other than those executives designated as “officers” for the purposes of Section 16 Securities Exchange Act of 1934, as amended, by the Board of Directors) may be filled for the unexpired portion of the term by the Chairman of the Board, the Chief Executive Officer (if one is designated) or the President.

ARTICLE IV
COMMITTEES
SECTION 1. The Board of Directors may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with responsibilities and duties of which may be prescribed by the Board of Directors, subject to such limitations as provided by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.
ARTICLE V
CAPITAL STOCK
SECTION 1. CERTIFICATES. Shares of the Corporation may but need not be certificated and the Board of Directors may provide by resolution or resolutions that some or all of the shares of one or more classes or series of capital stock of the Corporation be uncertificated. Shares represented by certificates shall be signed by the Chairman, President or any Vice President and the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class and series of the Corporation. The Corporation shall replace certificates that become lost, stolen, mutilated or destroyed at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been lost, stolen, mutilated or destroyed, together with any indemnity that may be reasonably required by the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
SECTION 2. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. The date shall not be more than sixty (60)

nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.
ARTICLE VI
MISCELLANEOUS
SECTION 1. SEAL. The Board of Directors may provide a suitable seal or seals, which shall be in the form of a circle, and shall have inscribed thereon the full name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”.
SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall begin on the day after the Saturday closest to January 31 in 2005 and in each year thereafter, and shall end on the Saturday closest to January 31 in 2006 and in each year thereafter.
SECTION 3. ELECTRONIC TRANSMISSIONS. Notwithstanding any reference in these By-Laws to written notices, any notice required to be given under these By-Laws by any officer or director of the Corporation (other than the notice required by stockholders pursuant to Section 9 of Article I and Section 2 of Article II hereof) may be given by electronic transmission to the fullest extent permitted by law. Notwithstanding any reference in these By-Laws to written instruments or writings, all consents, waivers, proxies and other communications contemplated by these By-Laws (other than the notice required by stockholders pursuant to Section 9 of Article I and Section 2 of Article II hereof) may be conducted by means of an electronic transmission to the fullest extent permitted by law.
SECTION 4. EXCLUSIVE JURISDICTION. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.
ARTICLE VII
AMENDMENTS
SECTION 1. BY DIRECTORS. These By-Laws may be amended, altered or repealed and new By-Laws may be adopted at any meeting of the Board of Directors by a majority vote of the members of the Board then in office.
SECTION 2. BY STOCKHOLDERS. These By-Laws may also be amended, altered or repealed and new By-Laws may be adopted at any meeting of stockholders, if such purpose is contained in the notice of meeting (pursuant to Article I, Section 3), by a majority of the votes cast by the holders of shares entitled to vote thereon, given in person or by proxy, at an annual or special meeting of the stockholders called and held for such purpose. These By-Laws may also be amended, altered or repealed and new By-Laws may be adopted by an action taken in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Section 228 of the Delaware General Corporation Law.